SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D. C. 20549

                             FORM 8-K

                          CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 1996


                 FISCHER-WATT GOLD COMPANY, INC.
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        (Exact name of registrant as specified in charter)


           NEVADA               0-17386            88-0227654
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(State or other jurisdiction  (Commission      (I.R.S. Employer
      of incorporation)       file number)    Identification No.)

   1410 Cherrywood Drive    Coeur d'Alene, Idaho     83814
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     (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code  208-664-6757
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

Item 5.  Other Events.

Pursuant to Rule 135c, notice was given by the registrant that it has made an offering of securities not registered or required to be registered under the Securities Act of 1933 in the form of a news release, dated March 12, 1996, a copy of which is filed with this report.

(c)  Exhibits
Item     601 Code                  Exhibit
----     --------                  -------
1         99    News release dated March 12, 1996 announcing the
                completion of a $5 million foreign offering consisting of 4,980,000 units at $1.06 per unit.



                          Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Fischer-Watt Gold Company, Inc.



Dated March 13, 1996           /s/  George Beattie, President